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                                  EXHIBIT 99.4
                                FUTURELINK CORP.

                          REINCORPORATION IN DELAWARE

BACKGROUND TO THE REINCORPORATION

     At the last meeting of Shareholders held November 30, 1998, management of the Company requested Shareholder approval to reincorporate and continue the Company as a Delaware corporation. Unfortunately, too few Shareholders were in attendance, either in person or by proxy, to consider the matter. Management still believes that continuing in Delaware would be beneficial, given that most publicly traded U.S. corporate entities are incorporated in Delaware and Delaware corporate law is more familiar than Colorado law. In order to continue in Delaware, a corporation must merge or consolidate with a Delaware corporation. As such, the Company incorporated Acquisition Co. in Delaware as a wholly-owned subsidiary to both assist in achieving the structure of the Acquisition and to allow for the possibility of merging with this subsidiary to continue in Delaware, subject to Shareholder approval.

THE REINCORPORATION

     The Board of Directors believes that the best interests of the Company and its shareholders will be served by changing the state of incorporation of the Company from Colorado to Delaware. The Company believes that its shareholders will benefit from the well-established principles of corporate governance that Delaware law affords.

     As discussed below, the principal reasons for Reincorporation are the greater flexibility under Delaware corporate law, the substantial body of case law interpreting that law, and the increased ability of the Company to attract and retain qualified directors. Although Delaware law provides the opportunity for the Board of Directors to adopt various mechanisms which may enhance the Board of Directors' ability to negotiate favorable terms for the Shareholders in the event of an unsolicited takeover attempt, the Company is not aware of any such attempt and the Reincorporation is not being proposed in order to prevent a current unsolicited takeover attempt. The Reincorporation is also not being undertaken in response to any present attempt known to the Board of Directors to acquire control of the Company, obtain representation on the Board of Directors, or take significant action that affects the Company.

     Shareholders are urged to read carefully the following sections of this Proxy Statement, including the related Schedules, before voting on the Reincorporation. Please note that in Colorado a holder of stock is referred to as "shareholder" and in Delaware a holder of stock is referred to as a "stockholder." This difference is one in terminology only and does not affect the ownership of the shares or the rights granted to stockholders or shareholders, as the case may be.

     The Reincorporation will be effected by merging the Company into Acquisition Co. (the "Merger"). Upon completion of the Merger, Amalco will continue in Delaware and will continue to operate the business of the Company under the name FutureLink Corp. or such other name as the Board of Directors may deem appropriate. As part of the transaction, certain changes in the Company's governance structure will be affected as described below. Pursuant to the Reincorporation Agreement between the Company and Acquisition Co., a copy of which is attached as Schedule "A", the proposed Reincorporation will be effected as follows:

     - If the proposal for Reincorporation is adopted, upon completion of the merger, each outstanding Common Share of the Company, par value at $.0001 per share, will automatically be converted into one share of Amalco common stock, par value $.0001 per share. Shareholders will receive instructions from the Company's transfer agent regarding the exchange of their certificates of the Company's Common Shares for certificates representing Amalco common stock. Until such time, stock certificates which previously represented the Company's Common Shares will represent the number of shares of common stock of Amalco into which such shares convert upon the Reincorporation.

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     -  The Company's Amended Stock Option Plan, if approved by the Shareholders at the Meeting, shall become a plan of Amalcos'. Each outstanding option to purchase a share of the Company's Common Shares under the Amended Stock Option Plan or any other option or warrant will become a common share of or, an option or warrant, as the case may be, to acquire the like number of shares of Amalco common stock, par value $0.0001 per share.

     - The Company's Preferred Stock, having no par value, if any is issued and outstanding as of the date of Reincorporation, will automatically be converted into one share of Amalco preferred stock, par value $0.0001 per share, having the same rights, privileges and obligations granted under the Company's Articles of Incorporation.

     The Reincorporation has been unanimously approved by the Company's Board of Directors. If approved by the Shareholders, it is anticipated that the effective date of the Reincorporation will be as soon as reasonably practicable following the Meeting (the "Effective Date"). However, pursuant to the Reincorporation Agreement, the Reincorporation may be abandoned or the Reincorporation Agreement may be amended by the Board of Directors (except that certain principal terms may not be amended without shareholder approval) either before or after shareholder approval has been obtained and prior to the Effective Date of the Reincorporation if, in the opinion of the Board of Directors of either company, circumstances arise that make it inadvisable to proceed.

     Shareholders of the Company will have dissenters' rights of appraisal with respect to the Reincorporation. See "Comparison of the Corporation Laws of Colorado and Delaware and of the Charter Documents of FutureLink Colorado and FutureLink Delaware-Dissenter/Appraisal Rights" and "Rights of Dissenting Shareholders". The discussion set forth below is qualified in its entirety by reference to the Reincorporation Agreement and the Certificate of Incorporation of FutureLink Delaware (the "Delaware Certificate") and Bylaws of FutureLink Delaware (the "Delaware Bylaws"), copies of which are attached hereto as Schedule "A", and Exhibit 1 and 2 to Schedule "A", respectively.

VOTE REQUIRED FOR THE REINCORPORATION

     APPROVAL OF THE REINCORPORATION WILL REQUIRE THE AFFIRMATIVE VOTE OF THE HOLDERS OF 2/3 OF THE ISSUED AND OUTSTANDING COMMON SHARES AS OF THE RECORD DATE. Approval of the Reincorporation will also constitute approval of (i) the Reincorporation Agreement, (ii) the Certificate of Incorporation, (iii) the Bylaws of FutureLink Corp., including the authorization of the Company's Board of Directors to alter the number of directors without stockholder approval, the authorization of a classified Board of Directors, the continued denial of cumulative voting, and the elimination of the right of stockholders holding 10% of the voting power of all stockholders to call a special meeting of stockholders, and (iv) the assumption of the Company's Amended Stock Option Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS HAVE UNANIMOUSLY DETERMINED THAT THE REINCORPORATION IS IN THE BEST INTERESTS OF THE COMPANY, IS FAIR TO THE SHAREHOLDERS AND AS SUCH HAS AUTHORIZED THE SUBMISSION OF THE REINCORPORATION RESOLUTION TO THE SHAREHOLDERS.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT FUTURELINK SHAREHOLDERS VOTE FOR THE EXTRAORDINARY RESOLUTION APPROVING THE REINCORPORATION.

PRINCIPAL REASONS FOR THE REINCORPORATION

     As the Company plans for the future, the Board of Directors and management believe that it is essential to be able to draw upon well-established principles of corporate governance in making legal and business decisions. The prominence and predictability of Delaware corporate law provide a reliable foundation on which the Company's governance decisions can be based, and the Company believes that shareholders will benefit from the responsiveness of Delaware corporate law and Delaware courts to their needs and to those of the corporation they own.

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     Prominence, Predictability and Flexibility of Delaware Law.  For many years, Delaware has followed a policy of encouraging incorporation in that state and, in furtherance of that policy, has been a leader in adopting, construing and implementing comprehensive, flexible corporate laws responsive to the legal and business needs of corporations organized under its laws. Many corporations have chosen Delaware initially as a state of incorporation or have subsequently changed corporate domicile to Delaware in a manner similar to that proposed by the Company. Because of Delaware's prominence as the state of incorporation for many major corporations, both the legislature and courts in Delaware have demonstrated an ability and a willingness to act quickly and effectively to meet changing business needs. Moreover, the Delaware courts have developed considerable expertise in dealing with corporate issues and a substantial body of case law construing Delaware law and establishing public policies with respect to corporate legal affairs.

     Well-Established Principles of Corporate Governance. There is substantial judicial precedent in the Delaware courts as to the legal principles applicable to actions that may be taken by a corporation and as to the conduct of the Board of Directors that is permissible under the business judgment rule. The Company believes that its shareholders will benefit from the well-established principles of corporate governance that Delaware law affords.

     Increased Ability to Attract and Retain Qualified Directors. Both Colorado and Delaware law permit a corporation to include a provision in its articles or certificate of incorporation which reduces or eliminates the monetary liability of directors for breaches of fiduciary duty in certain circumstances. The increasing frequency of claims and litigation directed against directors and officers has greatly expanded the risks facing directors and officers of corporations in exercising their respective duties. The amount of time and money required to respond to such claims and to defend such litigation can be substantial. It is the Company's desire to reduce these risks to its directors and officers, and to limit situations in which monetary damages can be recovered against directors so that the Company may continue to attract and retain qualified directors who otherwise might be unwilling to serve because of the risks involved. The Company believes that Delaware case law regarding a corporation's ability to limit director liability is more developed and provides more guidance than Colorado law.

NO CHANGE IN THE BOARD MEMBERS, BUSINESS, MANAGEMENT, STOCK OPTION PLAN OR PHYSICAL LOCATION OF THE COMPANY

     The Reincorporation will effect only a change in the legal domicile of the Company and certain other changes of a legal nature, certain of which changes are described in this Proxy Statement. The Reincorporation will not result in any change in the business, management, fiscal year, assets or liabilities (except to the extent of legal and other costs of effecting the Reincorporation), or location of the principal facilities of the Company. The name of FutureLink upon the Reincorporation will be FutureLink Corp. or such other similar name as the Board of Directors may deem appropriate. The Amended Stock Option Plan, if approved, will be continued by Amalco, and each option to purchase the Company's Common Shares issued pursuant to such plans will automatically be converted into an option or right to purchase the appropriate number of shares of Amalco common stock, upon the same terms, and subject to the same conditions as set forth in such plan. The Company's other employee benefit arrangements will also be continued by Amalco upon the terms and subject to the conditions currently in effect.

ANTI-TAKEOVER IMPLICATIONS

     Delaware, like many other states, permits a corporation to adopt a number of measures, either in its certificate of incorporation or bylaws or otherwise, which are designed to reduce a corporation's vulnerability to unsolicited takeover attempts. While the Reincorporation is not being proposed primarily to prevent an unsolicited takeover attempt, nor is it in response to any present attempt known to the Board of Directors to acquire control of the Company, obtain representation on the Board of Directors or take significant action that affects the Company, certain effects of the Reincorporation may be considered to have anti-takeover implications. Section 203 of the General Corporation Law of Delaware ("Section 203"), from which Amalco does not intend to opt out, restricts certain "business combinations" with "interested stockholders" for three years following the date that a person or entity becomes an interested stockholder, unless the Board of
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Directors approves the business combination in advance and/or other requirements are met. See "Comparison of the Corporation Laws of Colorado and Delaware and of the Charter Documents of FutureLink Colorado and FutureLink Delaware - Stockholder Approval of Certain Business Combinations." For example, the Amalco Bylaws (see Exhibit 2 to Schedule "A") will continue to deny cumulative voting and will eliminate the right of stockholders controlling 10% or more of the voting shares to call a special meeting. The continued denial of cumulative voting could be viewed as having an anti-takeover effect in that it can make it more difficult for a minority stockholder to gain a seat on the Board. The elimination of the right of holders controlling ten percent (10%) or more of the voting shares to call a special meeting of stockholders, which is mandatory under Colorado law, could be viewed as a way to limit the ability of a significant stockholder to obtain approval by the other stockholders in a takeover situation. For a detailed discussion of many of the differences between the laws of Colorado and Delaware and of the changes that will be implemented as part of the Reincorporation, see "Comparison of the Corporation Laws of Colorado and Delaware and of the Charter Documents of FutureLink Colorado and FutureLink Delaware."

     Both Colorado and Delaware law also permit a corporation to adopt measures such as stockholder rights plans (sometimes called poison pills). There is substantial judicial precedent in the Delaware courts as to the legal principles applicable to defensive measures and as to the conduct of a Board of Directors under the business judgment rule with respect to unsolicited takeover attempts.

     The Board of Directors has no present intention following the Reincorporation to adopt a stockholder rights plan (which would not require stockholder approval) or amend the Certificate of Incorporation or Bylaws (which might require stockholder approval) to include provisions which might deter an unsolicited takeover attempt. However, in the discharge of its fiduciary obligations to its shareholders, the Board of Directors of the Company will continue to evaluate the Company's vulnerability to potential unsolicited bids to acquire the Company on unfavorable terms and to consider strategies to enhance the Board's ability to negotiate with an unsolicited bidder.

POSSIBLE DISADVANTAGES

     Despite the unanimous belief of the Board of Directors that the Reincorporation is in the best interests of the Company and its shareholders, such proposal may be disadvantageous to the extent that (i) certain antitakeover measures available under Delaware law can be adopted by the Board of Directors acting without Shareholder approval, and (ii) the Reincorporation could have the effect of discouraging a future takeover attempt which is not approved by the Board of Directors, but which a majority of the Shareholders may consider to be in their best interests, or in which Shareholders may receive a substantial premium for their shares over the then current market value or over their cost basis in such shares. For example, Shareholders who might wish to participate in a tender offer opposed by the Board of Directors may not have an opportunity to do so. As a result, to the extent that such provisions enable the Board of Directors to resist a takeover or a change in control of the Company, they may strengthen the tenure and authority of the Board of Directors and enable the Board of Directors to thwart the desires of a majority of the Shareholders.

     For a comparison of shareholders' rights and the powers of management under Delaware and Colorado law, see "Comparison of the Corporation Laws of Colorado and Delaware and of the Charter Documents of FutureLink Colorado and FutureLink Delaware" below.

     The Reincorporation will also result in the Company incurring additional taxes in Delaware. See "Delaware Franchise Tax".

     The Board of Directors has considered these potential disadvantages and has concluded that the potential benefits of the Reincorporation outweigh the possible disadvantages for the Company and its shareholders.

COMPARISON OF THE CORPORATION LAWS OF COLORADO AND DELAWARE AND OF THE CHARTER DOCUMENTS OF FUTURELINK COLORADO AND FUTURELINK DELAWARE

     In general, the Company's corporate affairs are governed at present by the corporate law of Colorado, the Company's state of incorporation, and by the Articles of Incorporation of the Company (the "Colorado

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Articles") and the Bylaws of the Company (the "Colorado Bylaws"), which have been adopted pursuant to Colorado law. The Colorado Articles and Colorado Bylaws are available for inspection during business hours at the principal executive offices of the Company. In addition, copies may be obtained by writing to the Company at its principal office, suite 300, 250-6th Avenue S.W., Calgary, Alberta, Canada T2P 3H7.

     If the Reincorporation Resolution is adopted, the Company will merge into, and its business will be continued by, Acquisition Co. Following the Reincorporation, issues of corporate governance and control will be governed by Delaware law rather than Colorado law. The Colorado Articles and Colorado Bylaws will, in effect, be replaced by the Delaware Certificate and the Delaware Bylaws, copies of which are attached as Exhibit 1 and 2 to Schedule "A" to this Proxy Statement. Accordingly, the differences among these documents between Delaware and Colorado law are relevant to your decision whether to approve the proposal.

     The corporate laws of Colorado and Delaware and the provisions of the Colorado and Delaware charter documents differ in many respects. Although it is not practical to summarize all of such differences in this Proxy Statement, the principal differences which could materially affect the rights of Shareholders are discussed below. Shareholders are requested to read the following discussion in conjunction with the Reincorporation Agreement, the Delaware Certificate and the Delaware Bylaws attached to this Proxy Statement.

     Size of Board of Directors. Colorado law requires that the number of persons constituting a corporation's Board of Directors, whether a specific number or a range of size, be fixed by or in accordance with the Bylaws. Colorado law permits either the Board of Directors or the shareholders to amend the provision in the Bylaws that establishes the number of directors, although a bylaw adopted by the shareholders fixing the size of the board might prohibit further amendment by the directors. Presently, the Company's Board of Directors consists of seven (7) members and that number could be changed by the directors.

     Delaware law permits the fixing of the number of directors in the certificate of incorporation, in which case the number of directors may be changed only by the manner specified in the certificate of incorporation or by amendment of the certificate of incorporation, which would require approval of both the stockholders and the Board. The Delaware Certificate provides (i) that the number of directors shall be designated in the Delaware Bylaws, and (ii) that the Board of Directors acting alone is authorized to amend the Delaware Bylaws fixing the number of directors. The Delaware Bylaws currently provide that the number of directors shall be between three (3) and eleven (11).

     Cumulative Voting for Directors. Under Colorado law, there is no cumulative voting in the election of directors unless it is so specified in the Articles of Incorporation. Similarly, cumulative voting is not available under Delaware law unless provided in the corporation's certificate of incorporation, and, like the Company's Articles of Incorporation, the Delaware Certificate does not provide for cumulative voting.

     The continued denial of cumulative voting in the Delaware Certificate will make it more difficult for a minority stockholder or stockholders to obtain representation on the Board of Directors without the concurrence of holders of a majority of the shares. In addition, while the proposal is not intended as an anti-takeover device, the denial of cumulative voting may also have certain anti-takeover effects.

     Under Delaware law, in the case of a corporation having cumulative voting, if less than the entire Board of Directors is to be removed, no director may be removed without cause if the votes cast against such director's removal would be sufficient to elect such director if then cumulatively voted at an election of the entire board. The continued denial of cumulative voting set forth in this proposal will make it more difficult for minority stockholders to prevent the removal of a director without cause and may make the Company more vulnerable to takeover attempts in that respect.

     Removal of Directors. Under Colorado law, shareholders may remove directors without cause if corporation's Articles of Incorporation do not provide otherwise and if the number of votes cast in favor of removal exceeds the number of votes cast against removal. The Colorado Articles allow such removal without cause because they do not provide otherwise. In addition, the Colorado Bylaws specifically provide that the Company's directors may be removed without cause by the shareholders. A director may be removed only if the votes cast in favor of removal exceed the votes cast against.
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     Under Delaware law, stockholders may not remove directors on a classified
Board of Directors without cause unless the corporation's Certificate of Incorporation provides for removal without cause. The Delaware Certificate and Bylaws do not provide that directors may be removed by the stockholders without cause. The term "cause" with respect to the removal of directors is not defined in the General Corporation Law of Delaware, and its meaning has not been precisely delineated by the Delaware courts.

     Filling Vacancies on the Board of Directors. Under Colorado law, any vacancy on the board of directors, including a vacancy resulting from an increase in the number of directors and a vacancy resulting from a removal of a director with or without cause, may be filled by the shareholders or the board of directors. If the number of directors remaining in office constitute fewer than a quorum of the board, the remaining board members may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office. Under the Colorado Bylaws, any vacancy on the board of directors, including an increase in the number of directors and vacancies occurring in the board for any reason other than removal of a director without cause may be filled by a vote of a majority of the directors then in office, even if less than a quorum exists. Vacancies occurring by reason of the removal of a directors without cause shall be filled by a vote of the stockholders.

     Under Delaware law, vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) unless otherwise provided in the certificate of incorporation or bylaws (and unless the certificate of incorporation directs that a particular class is to elect such director, in which case any other directors elected by such class, or a sole remaining director, shall fill such vacancy). Like the Colorado Bylaws, the Delaware Bylaws provide that any vacancy created by the removal of a director by the stockholders of FutureLink Delaware or by court order may be filled only by the stockholders. Following the Reincorporation, the Board of Directors could, although it has no current intention to do so, amend the Delaware Bylaws to provide that directors may fill any vacancy created by removal of directors by the stockholders.

     Shareholder Power to Call Special Meeting of Shareholders. Under Colorado law, a special meeting of shareholders may be called by the Board of Directors, persons authorized by the Bylaws or the Board of Directors, or holders of at least 10% of all shares entitled to be cast at such a meeting. Under Delaware law, a special meeting of stockholders may be called by the Board of Directors or by any other person authorized to do so in the Certificate of Incorporation or the Bylaws. The Delaware Certificate provides that such a meeting may be called only by the Board, the Chairman of the Board, or the President. Eliminating the ability of stockholders holding 10% of the voting power of all stockholders to call a special meeting may lengthen the amount of time required to take stockholder actions because the Company and the Board of Directors are only required to hold one meeting of stockholders per year. Such elimination of a stockholder power to call special meetings is a limitation on stockholder rights but may deter hostile takeover attempts because, without the ability to call a special meeting, a holder or group of holders controlling a majority in interest of the corporation's capital stock will not be able to amend the Bylaws or remove directors until the annual meeting of stockholders is held.

     Right to Inspect Corporate Records. The right to inspect corporate records is more limited by Colorado law than by Delaware law.

     Under Delaware law, any stockholder has the right to inspect for "any proper purpose" the corporation's stock ledger, list of stockholders and other books and records. A "proper purpose" means a purpose reasonably related to such person's interest as a stockholder. If the stockholder has complied with the notice requirement, the burden of proof is on the corporation to establish that the inspection is for an "improper purpose."

     Under Colorado law, a shareholder is entitled to inspect, upon five days notice, the following:

     (a)  Articles of Incorporation;

     (b)  Bylaws;

     (c)  Minutes of shareholder's meeting for the past three years;

     (d)  Written communications within the past three years to shareholders;

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     (e)  Names and business addresses of current directors and officers;

     (f)  Most recent corporate report; and

     (g)  Annual and published financial statements for the past three years.

     In addition to the above, the shareholder is entitled to inspect excerpts from board, shareholders and committee minutes, accounting records and the shareholder list. The right is limited to a shareholder who has been a shareholder for at least three months preceding the demand or holds at least 5% of all the outstanding shares of any class of shares and if the demand is made in good faith and for a proper purpose, and the records are directly connected with the described purpose.

     Stockholder approval of Certain Business Combinations. In recent years, a number of states have adopted special laws designed to make certain kinds of "unfriendly" corporate takeovers, or other transactions involving a corporation and one or more of its significant stockholders, more difficult. Under Section 203 of the General Corporation law of Delaware ("Section 203"), certain "business combinations" of a Delaware corporation with "any interested stockholder" are subject to a three-year moratorium unless specified conditions are met. Colorado has no comparable statute.

     Section 203 prohibits a Delaware corporation from engaging in a "business combination" with an "interested stockholder" for three years following the date that such person or entity becomes an interested stockholder. With certain exceptions, an interested stockholder is a person or entity who or which owns, individually or with or through any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation and was the owner, individually or with or through certain other persons or entities, of fifteen percent (15%) or more of such voting stock at any time within the previous three years, or is an affiliate or associate of any of the foregoing.

     For purposes of Section 203, the term "business combination" is defined broadly to include mergers with or caused by the interested stockholder, sales or other dispositions to the interested stockholder (except proportionately with the corporation's other stockholders) of assets of the corporation or a direct or indirect majority-owned subsidiary equal in aggregate market value equal to ten percent (10%) or more of the aggregate market value of either the corporation's consolidated assets or all of its outstanding stock; the issuance or transfer by the corporation or a direct or indirect majority-owned subsidiary of stock of the corporation or such subsidiary to the interested stockholder (except for certain transfers in a conversion or exchange or a pro rata distribution or certain other transactions, none of which increase the interested stockholder's proportionate ownership of any class or series of the corporation's or such subsidiary's stock or of the corporation's voting stock); any transaction involving the corporation or any direct or indirect majority owned subsidiary of the corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible to such stock, of the corporation or the majority-owned subsidiary which is owned by the interested stockholder (except as a result of immaterial changes due to fractional share adjustments or as a result of purchases or redemptions not caused, directly or indirectly, by the interested stockholder); or receipt by the interested stockholder (except proportionately as a stockholder), directly or indirectly, of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or a subsidiary.

     Section 203 only applies to certain publicly held corporations that have voting stock that is (i) listed on a national securities exchange, (ii) authorized for quotation on the Nasdaq Stock Market (iii) held of record by more than 2,000 stockholders or (iv) Section 203 may apply to those corporations who elect to be governed by the said section. If the Company were to reincorporate as of the Record Date, FutureLink Delaware would not be subject to Section 203. The Company intends to apply for quotation on the NASDAQ small cap market and if the application is approved, Section 203 would apply to it.

     Loans to Officers, Directors and Employees. Colorado law provides that a corporation may not authorize any loan or guaranty for the benefit of any director until at least 10 days after providing written notice of the proposed authorization to shareholders who would be entitled to vote if the issue of the loan or guaranty were submitted to a vote of the shareholders.
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     Under Delaware law, a corporation may make loans to, or guarantee the obligations of, officers or other employees when in the judgment of the board of directors, the loan or guaranty may reasonably be expected to benefit the corporation. Both Colorado law and Delaware law permit such loans or guaranties to be unsecured and without interest.

     Dissenter/Appraisal Rights. Under both Colorado and Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to dissent from the transaction and exercise rights to receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she otherwise would receive in the transaction.

     Shareholders of a Colorado corporation are entitled to dissenters' rights in the event of most mergers or share exchanges and the consummation of a sale, lease, exchange or other disposition of all, or substantially all, of the property of the corporation other than in the usual and regular course of its business. In connection with the Reincorporation and the Acquisition, Shareholders of the Company are entitled to exercise dissenters' rights. Strict compliance with the procedures for exercise of dissenters' rights is required. Dissenting Shareholders must follow closely the procedures described in the summary of dissenters' rights in "Rights of Dissenting Shareholders."

     Under Delaware law, the rights described are referred to as "appraisal rights." Appraisal rights are not available (i) with respect to the sale, lease or exchange of all or substantially all of the assets of a corporation, (ii) with respect to a merger or consolidation by a corporation the shares of which are either listed on a national securities exchange or are held of record by more than 2,000 holders if such stockholders receive only shares of the surviving corporation or shares of any other corporation which are either listed on a national securities exchange or held of record by more than 2,000 holders, plus cash in lieu of fractional shares, or (iii) to stockholders of a corporation surviving a merger if no vote of the stockholders of the surviving corporation is required to approve the merger because the merger agreement does not amend the existing certificate of incorporation, each share of the surviving corporation outstanding prior to the merger is an identical outstanding or treasury share after the merger, and the number of shares to be issued in the merger does not exceed 20% of the shares of the surviving corporation outstanding immediately prior to the merger and if certain other conditions are met. Under Delaware law, the Court of Chancery will determine the fair value of shares exercising appraisal rights.

     Amendment of Bylaws. The Delaware Bylaws may be amended or repealed either by the Board of Directors or by the holders of a majority of the outstanding stock of the Company. Under Colorado law the bylaws may be amended by the shareholders by a majority vote at a meeting at which a quorum is present, unless otherwise provided.

     Dissolution. Under Colorado law, dissolution must be authorized by the board of directors and recommended to the shareholders for approval. For the Company, Shareholder approval requires 2/3 of the votes entitled to be cast on the proposed dissolution, voting by class. Under Delaware law, unless the board of directors approves the proposal to dissolve, the dissolution must be approved by stockholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation's stockholders. In the event of such a board-initiated dissolution, Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions. However, the Delaware Certificate contains no such supermajority voting requirement, and a majority of shares voting at a meeting at which a quorum is present would be sufficient to approve a dissolution of Acquisition Co. which had previously been approved by its Board of Directors.

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